Genesee & Wyoming Reports Results for the Third Quarter of 2009

GREENWICH, Conn., November 3, 2009/PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the third quarter of 2009 of $21.7 million, compared with net income of $21.2 million in the third quarter of 2008.   GWI's diluted earnings per share (EPS) in the third quarter of 2009 were $0.53 with 41.2 million weighted average shares outstanding, compared with diluted EPS of $0.58 with 36.6 million weighted average shares outstanding in the third quarter of 2008.

GWI’s income from continuing operations in the third quarter of 2009 was $19.6 million, or $0.48 per diluted share, compared with income from continuing operations of $20.1 million, or $0.55 per diluted share in the third quarter of 2008.

In the third quarter of 2009, GWI completed the sale of both its Mexican operations and Bolivian investment.  The sale of GWI’s Mexican operations resulted in a gain of $2.2 million ($2.4 million after-tax, or $0.06 per diluted share) in discontinued operations and GWI realized total cash proceeds of $2.2 million.  The sale of GWI’s Bolivian investment resulted in a gain of $0.4 million ($0.4 million after-tax, or $0.01 per diluted share) from continuing operations and cash proceeds of $3.8 million.

Results from Continuing Operations

In the third quarter of 2009, GWI's total revenues decreased $23.0 million, or 14.4%, to $136.4 million, compared with $159.4 million in the third quarter of 2008.   The decrease in total revenues was primarily due to a decrease in same railroad revenues of $35.9 million, or 22.5%, partially offset by revenues of $12.9 million from acquisitions.  The decrease in same railroad revenues included a $2.2 million decrease due to the depreciation of the Australian and Canadian dollars and the Euro versus the U.S. dollar and a $6.7 million decrease due to a decline in third-party fuel sales.  Excluding currency and fuel sales, GWI’s same railroad revenues declined $27.0 million, or 16.9%.

Freight revenues in the third quarter of 2009 decreased by $12.4 million, or 13.0%, to $83.2 million, compared with $95.6 million in the third quarter of 2008.  Same railroad freight revenues decreased $23.8 million, partially offset by $11.3 million in freight revenues from acquisitions.  Same railroad freight revenues were reduced by $1.0 million due to the depreciation of the Australian and Canadian dollars.  Excluding currency, GWI’s same railroad freight revenues decreased by $22.8 million, or 23.8%.

Average freight revenues per carload declined 10.0% in the third quarter of 2009.  The impact of lower fuel surcharges, changes in commodity mix, acquisitions and the depreciation of the Canadian and Australian dollars reduced average revenues per carload by 8.7%, 1.4%, 1.2% and 1.0%, respectively.  Excluding these factors, same railroad average revenues per carload increased 2.4%.  In the United States and Canada, excluding currency effects, changes in commodity mix and changes in fuel surcharges, same railroad average revenues per carload increased 2.8%.  Decreases in the rail cost adjustment factor (RCAF), a measure of railroad inflation published by the Association of American Railroads to which certain contract freight rates are indexed, had the impact of reducing U.S. and Canada same railroad average revenues per carload by approximately 1%.

GWI’s non-freight revenues in the third quarter of 2009 decreased $10.5 million, or 16.5%, to $53.3 million compared with $63.8 million in the third quarter of 2008.   Same railroad non-freight revenues decreased $12.1 million, or 19.0%, partially offset by $1.6 million in non-freight revenues from acquisitions.  The decrease in same railroad non-freight revenues included a $1.2 million decrease due to the depreciation of the Australian and Canadian dollars and the Euro versus the U.S. dollar and a $6.7 million decrease due to a decline in third-party fuel sales.  Excluding currency and fuel sales, GWI’s same railroad non-freight revenues decreased $4.2 million, or 6.6%.

GWI's operating income in the third quarter of 2009 decreased $3.5 million, or 10.0%, to $31.1 million, compared with $34.6 million in the third quarter of 2008.  The operating ratio was 77.2% in the third quarter of 2009, compared with an operating ratio of 78.3% in the third quarter of 2008.  In the third quarter of 2009, operating income benefited $2.6 million ($1.7 million after-tax, or $0.04 per diluted share) due to insurance recoveries related to prior year events.  In the third quarter of 2008, operating income included $1.2 million in gains on the sale of assets ($0.8 million after-tax, or $0.02 per diluted share).  Excluding these items, GWI’s operating ratio was 79.1% in the third quarter of 2009 and 2008. (1)

Comments from the Chief Executive Officer

John C. Hellmann, President and CEO of GWI, commented, “Despite an extremely weak economic environment, we continue to manage our costs well and to generate strong free cash flow.  In the third quarter, we maintained an operating ratio of 79% despite significant volume declines, and we are focused on ensuring that our productivity improvements remain intact when the economy improves.  Meanwhile, we believe that the 5% increase in our revenues from the second quarter to the third quarter is indicative of a growing degree of economic stability.”

Mr. Hellmann continued, “We remain active in evaluating investment opportunities in both North America and Australia.  Given the strength of our balance sheet, we are well positioned to execute quickly on the right transactions.”

Free Cash Flow from Continuing Operations (2)

($ in millions)	Nine Months Ended September 30,
	2009	2008
Net cash provided by operating activities	$88.4	$93.7
Net cash used in investing activities	(35.3)	(148.5)
Net cash paid/(received) for acquisitions/divestitures (a)	2.0	115.7
Free cash flow (2)	$55.1	$60.9

(a)  The 2009 period includes: 1) $4.8 million in net cash paid for final working capital adjustments related to the acquisition of the Ohio Central Railroad System (OCR), 2) $1.0 million in net cash paid in contingent consideration related to the Rotterdam Rail Feeding B.V. (RRF) acquisition and 3) $3.8 million in cash received from the sale of Bolivia. The 2008 period includes 1) $89.5 million in net cash paid for the acquisition of CAGY Industries Inc. (CAGY), 2) $22.6 million in net cash paid for the acquisition of Rotterdam Rail Feeding (RRF) and 3) $3.6 million for final working capital adjustments related to the December 2007 acquisition of Maryland Midland Railway, Inc. (MMID).

GWI’s continuing operations generated free cash flow of $55.1 million and $60.9 million for the nine months ended September 30, 2009 and 2008, respectively.  For the nine months ended September 30, 2009, changes in working capital increased net cash flow from operating activities by $3.8 million.  For the nine months ended September 30, 2008, changes in working capital increased net cash flow from operating activities by $11.5 million.

Net cash used in investing activities for the quarter ended September 30, 2009, included $60.0 million in purchases of property and equipment, partially offset by $16.5 million in cash received from government grants and $10.2 million from sales of assets and insurance proceeds.  Net cash used in investing activities in the nine months ended September 30, 2008, included $62.0 million in purchases of property and equipment, partially offset by $21.8 million in cash received from government grants and $7.4 million from sales of assets and insurance proceeds.

Discontinued Operations

For the quarter ended September 30, 2009, GWI reported income related to its discontinued Mexican business of $2.0 million after-tax (or $0.05 per diluted share), compared with income of $1.1 million after-tax (or $0.03 per diluted share) for the quarter ended September 30, 2008.  Results from discontinued operations in the third quarter of 2009 included a net gain on the sale of 100% of the share capital of its Mexican subsidiary, Ferrocarriles Chiapas-Mayab, S.A. de C.V. (FCCM).    Results from discontinued operations in the third quarter of 2008 included a tax benefit of $0.9 million ($0.02 per diluted share) primarily associated with the filing of GWI's 2007 U.S. income tax return.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the third quarter will be held Tuesday, November 3, 2009, at 11:00 a.m. (Eastern Time).  The dial-in number for the teleconference is (800) 230 1092; outside U.S., call (612) 234-9960, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Third Quarter Earnings Audio Webcast." Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call. An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1:00 p.m. Tuesday, November 3, 2009.   Telephone replay is available for 30 days beginning at 12 p.m. EDT on November 3, 2009, by dialing (800) 475-6701 (or outside U.S., dial (320) 365-3844). The access code is 974251.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands.  Operations currently include 62 railroads organized in nine regions, with more than 6,000 miles of owned and leased track and approximately 3,100 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

(1) The operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

(2) Free Cash Flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure.  The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities is included in the tables attached to this press release.

SOURCE: Genesee & Wyoming Inc.
Michael Williams of GWI Corporate Communications
1-203-629-3722
mwilliams@gwrr.com

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

OPERATING REVENUES	$136,446	$159,432	$404,959	$452,828

OPERATING EXPENSES	105,331	124,866	333,104	367,281
INCOME FROM OPERATIONS	31,115	34,566	71,855	85,547

GAIN ON SALE OF INVESTMENT IN BOLIVIA	427	-	427	-
INTEREST INCOME	252	597	677	1,753
INTEREST EXPENSE	(6,376)	(4,250)	(20,650)	(12,203)
OTHER INCOME/(EXPENSE), NET	665	(99)	1,909	560

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	26,083	30,814	54,218	75,657

PROVISION FOR INCOME TAXES	6,361	10,686	12,397	28,082

INCOME FROM CONTINUING OPERATIONS	19,722	20,128	41,821	47,575

INCOME/(LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	2,017	1,087	1,348	(487)

NET INCOME	21,739	21,215	43,169	47,088

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(78)	(61)	(146)	(146)

NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$21,661	$21,154	$43,023	$46,942

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.51	$0.63	$1.18	$1.49
BASIC EARNINGS/(LOSS) PER COMMON SHARE FROM DISCONTINUED OPERATIONS	0.05	0.03	0.04	(0.02)
BASIC EARNINGS PER COMMON SHARE	$0.56	$0.66	$1.22	$1.48

WEIGHTED AVERAGE SHARES - BASIC	38,388	32,018	35,328	31,758

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.48	$0.55	$1.09	$1.31
DILUTED EARNINGS/(LOSS) PER COMMON SHARE FROM DISCONTINUED OPERATIONS	0.05	0.03	0.04	(0.01)
DILUTED EARNINGS PER COMMON SHARE	$0.53	$0.58	$1.13	$1.29

WEIGHTED AVERAGE SHARES - DILUTED	41,183	36,592	38,163	36,334

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(In thousands)
(unaudited)

	September 30,	December 31,
ASSETS	2009	2008

CURRENT ASSETS:
Cash and cash equivalents	$96,018	$31,693
Accounts receivable, net	111,918	120,874
Materials and supplies	8,145	7,708
Prepaid expenses and other	10,948	12,270
Current assets of discontinued operations	738	1,676
Deferred income tax assets, net	18,161	18,101
Total current assets	245,928	192,322

PROPERTY AND EQUIPMENT, net	1,004,624	998,995
INVESTMENT IN UNCONSOLIDATED AFFILIATES	1,639	4,986
GOODWILL	161,403	150,958
INTANGIBLE ASSETS, net	246,300	223,442
DEFERRED INCOME TAX ASSETS, net	3,206	-
OTHER ASSETS, net	16,535	16,578
Total assets	$1,679,635	$1,587,281

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$27,361	$26,034
Accounts payable	116,115	124,162
Accrued expenses	41,983	37,903
Current liabilities of discontinued operations	22	1,121
Deferred income tax liabilities, net	-	192
Total current liabilities	185,481	189,412

LONG-TERM DEBT, less current portion	428,398	535,231
DEFERRED INCOME TAX LIABILITIES, net	241,733	234,979
DEFERRED ITEMS - grants from outside parties	134,503	113,302
OTHER LONG-TERM LIABILITIES	24,334	34,943

TOTAL EQUITY	665,186	479,414
Total liabilities and equity	$1,679,635	$1,587,281

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,169	$47,088
Adjustments to reconcile net income to net cash provided
by operating activities:
(Income)/Loss from discontinued operations, net of tax	(1,348)	487
Depreciation and amortization	35,473	28,871
Compensation cost related to equity awards	4,227	4,163
Excess tax benefits from share-based compensation	(1,173)	(1,830)
Deferred income taxes	890	7,549
Net loss/(gain) on sale and impairment of assets	4,746	(3,817)
Gain on insurance recoveries	(3,144)	(399)
Insurance proceeds received	2,175	-
Gain on sale of investment in Bolivia	(427)	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	9,481	(13,089)
Materials and supplies	514	(662)
Prepaid expenses and other	1,595	8,968
Accounts payable and accrued expenses	(7,269)	12,356
Other assets and liabilities, net	(523)	3,972
Net cash provided by operating activities from continuing operations	88,386	93,657
Net cash used in operating activities from discontinued operations	(275)	(2,815)
Net cash provided by operating activities	88,111	90,842

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(59,977)	(61,999)
Grant proceeds from outside parties	16,530	21,832
Cash paid for acquisitions, net	(5,780)	(115,699)
Insurance proceeds for the replacement of assets	3,996	419
Proceeds from sale of investment in Bolivia	3,771	-
Proceeds from disposition of property and equipment	6,196	6,992
Net cash used in investing activities from continuing operations	(35,264)	(148,455)
Net cash provided by investing activities from discontinued operations	1,774	-
Net cash used in investing activities	(33,490)	(148,455)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(207,221)	(117,905)
Proceeds from issuance of long-term debt	98,000	163,000
Net proceeds from employee stock purchases	5,307	9,122
Treasury stock purchases	(434)	(2,355)
Stock issuance proceeds, net of stock issuance costs	106,641	-
Excess tax benefits from share-based compensation	1,173	1,830
Net cash provided by financing activities from continuing operations	3,466	53,692

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,130	(2,907)

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	108	(348)

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	64,325	(7,176)
CASH AND CASH EQUIVALENTS, beginning of period	31,693	46,684
CASH AND CASH EQUIVALENTS, end of period	$96,018	$39,508

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2009		2008
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$83,160	60.9%	$95,602	60.0%
Non-freight	53,286	39.1%	63,830	40.0%

Total revenues	$136,446	100.0%	$159,432	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$45,722	33.5%	$48,409	30.4%
Equipment rents	7,447	5.5%	9,121	5.7%
Purchased services	10,999	8.1%	11,975	7.5%
Depreciation and amortization	12,050	8.8%	10,219	6.4%
Diesel fuel used in operations	7,921	5.8%	15,948	10.0%
Diesel fuel sold to third parties	3,603	2.6%	9,947	6.2%
Casualties and insurance	4,243	3.1%	3,803	2.4%
Materials	5,201	3.8%	6,211	3.9%
Net loss (gain) on sale and impairment of assets	96	0.1%	(1,185)	(0.7%)
Gain on insurance recoveries	(2,644)	(1.9%)	-	0.0%
Other expenses	10,693	7.8%	10,418	6.5%

Total operating expenses	$105,331	77.2%	$124,866	78.3%

Functional Classification
Transportation	41,430	30.3%	$51,897	32.6%
Maintenance of ways and structures	12,811	9.4%	12,535	7.9%
Maintenance of equipment	16,201	11.9%	18,084	11.3%
Diesel fuel sold to third parties	3,603	2.6%	9,947	6.2%
General and administrative	21,784	16.0%	23,369	14.6%
Net loss (gain) on sale and impairment of assets	96	0.1%	(1,185)	(0.7%)
Gain on insurance recoveries	(2,644)	(1.9%)	-	0.0%
Depreciation and amortization	12,050	8.8%	10,219	6.4%

Total operating expenses	$105,331	77.2%	$124,866	78.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2009		2008
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$251,622	62.1%	$274,749	60.7%
Non-freight	153,337	37.9%	178,079	39.3%

Total revenues	$404,959	100.0%	$452,828	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$143,654	35.5%	$140,820	31.1%
Equipment rents	22,240	5.5%	26,262	5.8%
Purchased services	30,316	7.5%	35,602	7.9%
Depreciation and amortization	35,473	8.7%	28,871	6.4%
Diesel fuel used in operations	24,265	6.0%	49,311	10.9%
Diesel fuel sold to third parties	10,096	2.5%	28,893	6.4%
Casualties and insurance	10,707	2.6%	11,841	2.6%
Materials	16,552	4.1%	18,808	4.1%
Net loss (gain) on sale and impairment of assets	4,746	1.2%	(3,817)	(0.8%)
Gain on insurance recoveries	(3,144)	(0.8%)	(399)	(0.1%)
Restructuring charges	2,288	0.6%	-	0.0%
Other expenses	35,911	8.9%	31,089	6.8%

Total operating expenses	$333,104	82.3%	$367,281	81.1%

Functional Classification
Transportation	$124,501	30.7%	$152,629	33.7%
Maintenance of ways and structures	39,580	9.8%	38,698	8.5%
Maintenance of equipment	49,704	12.3%	53,954	11.9%
Diesel fuel sold to third parties	10,096	2.5%	28,893	6.4%
General and administrative	69,860	17.3%	68,452	15.1%
Net loss (gain) on sale and impairment of assets	4,746	1.2%	(3,817)	(0.8%)
Gain on insurance recoveries	(3,144)	(0.8%)	(399)	(0.1%)
Restructuring charges	2,288	0.6%	-	0.0%
Depreciation and amortization	35,473	8.7%	28,871	6.4%

Total operating expenses	$333,104	82.3%	$367,281	81.1%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2009			September 30, 2008
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$17,116	49,720	$344	$17,223	48,259	$357
Pulp & Paper	12,794	22,385	572	19,180	30,705	625
Minerals & Stone	10,867	36,459	298	12,952	37,797	343
Farm & Food Products	8,575	16,963	506	8,247	15,161	544
Metals	8,432	18,148	465	12,529	25,330	495
Chemicals-Plastics	8,251	11,891	694	8,650	12,649	684
Lumber & Forest Products	7,485	16,813	445	9,319	20,539	454
Petroleum Products	4,357	6,522	668	4,382	6,434	681
Autos & Auto Parts	1,191	1,921	620	1,719	2,422	710
Other	4,092	16,265	252	1,401	4,757	295

Totals	$83,160	197,087	$422	$95,602	204,053	$469

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2008
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$53,962	150,272	$359	$49,457	135,213	$366
Pulp & Paper	38,340	68,348	561	55,991	91,625	611
Minerals & Stone	29,546	103,030	287	33,909	106,491	318
Farm & Food Products	28,603	65,671	436	29,291	51,529	568
Metals	25,644	52,986	484	32,723	65,611	499
Chemicals-Plastics	24,487	36,929	663	24,121	36,173	667
Lumber & Forest Products	21,011	46,727	450	25,958	58,179	446
Petroleum Products	14,645	21,320	687	13,630	20,221	674
Autos & Auto Parts	3,483	5,684	613	5,622	9,200	611
Other	11,900	48,748	244	4,047	15,794	256

Totals	$251,621	599,715	$420	$274,749	590,036	$466

Reconciliation of non-GAAP Financial Measures

This earnings release contains adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934.  In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to its most directly comparable U.S. GAAP measure.

Adjusted Operating Ratios Description and Discussion

Management views its Operating Ratio, calculated as total Operating Expenses divided by total Revenues, as an important measure of GWI’s operating performance.  Because management believes this is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Adjusted Operating Ratio for the three months ended September 30, 2009, is presented excluding net (loss) gain on sale and impairment of assets and gain on insurance recoveries and for the three months ended September 30, 2008, is presented excluding net gain on the sale of assets.  The Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Ratios calculated using amounts in accordance with GAAP.

The following table sets forth a reconciliation of GWI’s Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Operating Ratios described above for the three months ended September 30, 2009 and 2008 ($ in millions):

2009	Total Revenues	Total Operating Expenses	Operating Income	Operating Ratio
As Reported	$136.4	$105.3	$31.1	77.2%
Gain on insurance recoveries	-	2.6	(2.6)
Net (loss) gain on sale and impairment of assets	-	(0.1)	0.1
Adjusted	$136.4	$107.9	$28.5	79.1%

2008	Total Revenues	Total Operating Expenses	Operating Income	Operating Ratio
As Reported	$159.4	$124.9	$34.6	78.3%
Net gain on sale of assets	-	1.2	(1.2)
Adjusted	$159.4	$126.1	$33.4	79.1%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets.  Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI.  Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the cost of acquisitions and proceeds from divestitures.  Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.  Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Nine Months Ended September 30,
($ in millions)	2009	2008

Net cash provided by operation activities from continuing operations	$88.4	$93.7
Net cash used in investing activities from continuing operations	(35.3)	(148.5)
Net cash paid/(received) for acquisitions/divestitures	2.0	115.7
Free cash flow	$55.1	$60.9